Exhibit 99.1

Greg Parker
Investor Relations
210.220.5632
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
April 26, 2018

CULLEN/FROST REPORTS FIRST QUARTER RESULTS
Cullen/Frost increases quarterly common dividend by 17.5%

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported first quarter 2018 results. Net income available to common shareholders for the first quarter of 2018 was $104.5 million, compared to $82.9 million in the first quarter of 2017, representing an increase of 26 percent. On a per-share basis, net income for the first quarter of 2018 was $1.61 per diluted common share, compared to $1.28 per diluted common share reported a year earlier. Returns on average assets and common equity were 1.36 percent and 13.62 percent, respectively, for the first quarter of 2018 compared to 1.12 percent and 11.55 percent, respectively, for the same period a year earlier.

For the first quarter of 2018 net interest income was $229.7 million, up 10.2 percent compared to the same quarter in 2017. Average loans for the first quarter of 2018 increased $1.2 billion, or 10.0 percent, to $13.3 billion, from the $12.1 billion reported for the first quarter a year earlier. Average deposits for the quarter were $26.4 billion compared to $25.8 billion reported for last year's first quarter, an increase of 2.4 percent.

“The solid first-quarter earnings represent a great start to 2018,” said Cullen/Frost Chairman and CEO Phil Green. “Frost is well-positioned to benefit as interest rates tick higher, and our customers continue to benefit from the economic expansion in Texas and across the country. At the same time, our value proposition and commitment to customer service have helped us expand our customer base, and have paid off with recognition from third-party sources like J.D. Power and Associates, which for the ninth consecutive year gave Frost the highest customer satisfaction ranking among banks in Texas.

“We believe our focus on building and cultivating long-term relationships with our customers will continue to benefit us in good times and in bad, and we continue to instill the Frost culture in everything that we do.”

Noted financial data for the first quarter of 2018 follows:

•
The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the first quarter of 2018 were 12.69 percent, 13.42 percent and 15.36 percent, respectively, and continue to be in excess of well-capitalized levels. Current capital ratios exceed Basel III fully phased-in requirements.

•
Net interest income of $229.7 million represented a 10.2 percent increase over the prior year period. The net interest margin was 3.52 percent for the first quarter of 2018. First quarter 2018 net interest margin represented a 13 basis point increase over the fourth quarter of 2017, when adjusted for the 21 percent corporate tax rate. Net interest margin for the fourth quarter of 2017 as reported was 3.70 percent, based on a 35 percent corporate tax rate.

•
Non-interest income for the first quarter of 2018 totaled $91.4 million, an increase of $7.7 million, or 9.3 percent, compared to $83.7 million reported for the first quarter of 2017. Other non-interest income increased $5.4 million compared to the first quarter of 2017. This increase was primarily related to an increase of $3.8 million in gains on the sale of foreclosed and other assets and income from customer derivative and trading activities. Trust and investment management fees were $29.6 million, up $3.1 million, or 11.8 percent, from the first quarter of 2017. Higher trust and investment management fees were primarily driven by strong performance in equity markets. Insurance commissions and fees were $16.0 million, up $2.2 million, or 15.6 percent, compared to the $13.8 million reported in the first quarter a year earlier. The increase was driven by increases in both benefits insurance commissions and property and casualty commissions, as well as by an increase in contingent income.

•
Non-interest expense was $196.6 million for the quarter, up $8.7 million or 4.6 percent compared to the $187.9 million reported for the first quarter a year earlier. Total salaries rose $4.2 million, or 5.1 percent, to $86.7 million, and were impacted by normal annual merit and market increases. Technology, furniture and equipment expense for the first quarter increased by $1.7 million or 9.4 percent from the first quarter of 2017. The increase was primarily driven by a $1.3 million increase in software maintenance expense. Included in other expense for the first quarter of 2018 was a $3.7 million contribution to the Frost Bank Charitable Foundation.

•
For the first quarter of 2018, the provision for loan losses was $6.9 million, compared to net charge-offs of $12.4 million. This compares with $8.1 million in provisions and $7.0 million in net charge-offs for the fourth quarter of 2017, and $8.0 million in provisions and $7.9 million in net charge-offs in the first quarter of 2017. The allowance for loan losses as a percentage of total loans was 1.12 percent at March 31, 2018, compared to 1.26 percent at the end of the first quarter of 2017 and 1.18 percent at the end of the fourth quarter of 2017. Non-performing assets were $136.6 million at the end of the first quarter of 2018, compared to $118.2 million at the end of the first quarter of 2017 and $157.3 million at the end of the fourth quarter of 2017.

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The interchange and debit card transaction fees category of non-interest income and the other expense category were each impacted by our adoption at the beginning of 2018 of a new accounting standard that affects how we report revenues and network costs associated with ATM and debit card network transactions. Prior to 2018, we recognized such revenues and network costs on a gross basis. Beginning in 2018, ATM and debit card transaction fees are reported net of related network costs. For the three months ended March 31, 2018, gross interchange and debit card transaction fees totaled $6.1 million while related network costs totaled $2.9 million. On a net basis, we reported $3.2 million as interchange and debit card transaction fees. See note 2 on page 6 of this release, and our forthcoming form 10-Q for more information on the effects of this and other accounting changes.

The Cullen/Frost board also declared a second-quarter cash dividend of $0.67 per common share, representing a 17.5% increase over the previous year's dividend, payable June 15, 2018 to shareholders of record on May 31 of this year. The board of directors also declared a cash dividend of $.3359375 per share of the Noncumulative Perpetual Preferred Stock, Series A, which is traded on the NYSE under the symbol "CFR PrA." The Series A Preferred Stock dividend is also payable on June 15, 2018, to shareholders of record on May 31 of this year.

Cullen/Frost Bankers, Inc. will host a conference call on Thursday, April 26, 2018, at 10 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-800-944-6430 or via webcast on our investor relations website linked below.
Digital playback of the conference call will be available after 2 p.m. CT until midnight Sunday, April 29, 2018 at 855-859-2056 with Conference ID # of 1977926. The call will also be available by webcast at the URL listed below after 2 p.m. CT on the day of the call.

Cullen/Frost investor relations website: www.frostbank.com/investor-relations/

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $31.5 billion in assets at March 31, 2018. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	The cost and effects of failure, interruption, or breach of security of our systems.

•	Acquisitions and integration of acquired businesses.

•	Our ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2018	2017
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$229,748	$223,914	$219,211	$214,788	$208,509
Net interest income (1)	252,536	268,611	264,406	258,020	252,393
Provision for loan losses	6,945	8,102	10,980	8,426	7,952
Non-interest income:
Trust and investment management fees	29,587	28,985	27,493	27,727	26,470
Service charges on deposit accounts	20,843	21,248	20,967	21,198	20,769
Insurance commissions and fees	15,980	11,728	10,892	9,728	13,821
Interchange and debit card transaction fees (2)	3,158	6,082	5,884	5,692	5,574
Other charges, commissions and fees	9,007	9,948	10,493	9,898	9,592
Net gain (loss) on securities transactions	(19)	(24)	(4,867)	(50)	—
Other	12,889	12,108	10,753	6,887	7,474
Total non-interest income (2)	91,445	90,075	81,615	81,080	83,700

Non-interest expense:
Salaries and wages	86,683	89,173	84,388	80,995	82,512
Employee benefits	21,995	17,022	17,730	18,198	21,625
Net occupancy	19,740	18,190	19,391	19,153	19,237
Technology, furniture and equipment	19,679	19,352	18,743	18,250	17,990
Deposit insurance	4,879	4,781	4,862	5,570	4,915
Intangible amortization	388	402	405	438	458
Other (2)	43,247	47,360	41,304	45,447	41,178
Total non-interest expense (2)	196,611	196,280	186,823	188,051	187,915
Income before income taxes	117,637	109,607	103,023	99,391	96,342
Income taxes	11,157	9,083	9,892	13,838	11,401
Net income	106,480	100,524	93,131	85,553	84,941
Preferred stock dividends	2,016	2,016	2,016	2,015	2,016
Net income available to common shareholders	$104,464	$98,508	$91,115	$83,538	$82,925

PER COMMON SHARE DATA
Earnings per common share - basic	$1.63	$1.54	$1.43	$1.30	$1.29
Earnings per common share - diluted	1.61	1.53	1.41	1.29	1.28
Cash dividends per common share	0.57	0.57	0.57	0.57	0.54
Book value per common share at end of quarter	48.58	49.68	48.24	47.95	46.20

OUTSTANDING COMMON SHARES
Period-end common shares	63,794	63,476	63,114	64,226	63,916
Weighted-average common shares - basic	63,649	63,314	63,667	64,061	63,738
Dilutive effect of stock compensation	1,013	981	898	974	999
Weighted-average common shares - diluted	64,662	64,295	64,565	65,035	64,737

SELECTED ANNUALIZED RATIOS
Return on average assets	1.36%	1.26%	1.19%	1.11%	1.12%
Return on average common equity	13.62	12.66	11.71	11.07	11.55
Net interest income to average earning assets (1)	3.52	3.70	3.73	3.70	3.64

(1) Taxable-equivalent basis assuming a 21% tax rate for 2018 and 35% tax rate for prior periods.
(2) Beginning in 2018, in connection with the adoption of a new accounting standard, interchange and debit card transaction fees are reported net of related network costs. Prior to 2018, such network costs were reported separately as a component of other non-interest expense. For comparative purposes, interchange and debit card transaction fees reported net of related network costs would have totaled $2,351, $2,801, $2,904 and $3,233 in the first, second, third and fourth quarters of 2017, respectively.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2018	2017
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$13,295	$12,879	$12,587	$12,275	$12,090
Earning assets	29,002	29,012	28,342	28,064	28,007
Total assets	31,131	31,107	30,390	30,124	30,144
Non-interest-bearing demand deposits	10,972	11,098	10,756	10,694	10,726
Interest-bearing deposits	15,457	15,286	14,994	14,967	15,095
Total deposits	26,429	26,384	25,750	25,661	25,821
Shareholders' equity	3,255	3,232	3,232	3,172	3,055

Period-End Balance:
Loans	$13,364	$13,146	$12,706	$12,512	$12,186
Earning assets	29,414	29,595	28,941	28,084	28,475
Goodwill and intangible assets	660	660	660	661	661
Total assets	31,459	31,748	30,990	30,206	30,525
Total deposits	26,678	26,872	26,403	25,614	26,142
Shareholders' equity	3,243	3,298	3,189	3,224	3,097
Adjusted shareholders' equity (1)	3,297	3,218	3,131	3,173	3,103

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$149,885	$155,364	$154,303	$149,558	$153,056
As a percentage of period-end loans	1.12%	1.18%	1.21%	1.20%	1.26%

Net charge-offs:	$12,424	$7,041	$6,235	$11,924	$7,941
Annualized as a percentage of average loans	0.38%	0.22%	0.20%	0.39%	0.27%

Non-performing assets:
Non-accrual loans	$123,152	$150,314	$143,104	$86,413	$116,176
Restructured loans	12,058	4,862	4,815	1,696	—
Foreclosed assets	1,371	2,116	2,094	2,041	2,042
Total	$136,581	$157,292	$150,013	$90,150	$118,218
As a percentage of:
Total loans and foreclosed assets	1.02%	1.20%	1.18%	0.72%	0.97%
Total assets	0.43	0.50	0.48	0.30	0.39

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.69%	12.42%	12.38%	12.81%	12.71%
Tier 1 Risk-Based Capital Ratio	13.42	13.16	13.14	13.59	13.50
Total Risk-Based Capital Ratio	15.36	15.15	15.19	15.65	15.62
Leverage Ratio	8.62	8.46	8.39	8.61	8.34
Equity to Assets Ratio (period-end)	10.31	10.39	10.29	10.67	10.15
Equity to Assets Ratio (average)	10.46	10.39	10.63	10.53	10.14

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).